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      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER


I, John M. Pritchard, certify pursuant to 18 U.S.C. Section 1350 that the Quarterly Report of Gold Run Inc. on Form 10-QSB for the fiscal quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Gold Run Inc.


 Date:    December 31, 2007                      /s/ John M. Pritchard
                                                 ---------------------
                                                 John M. Pritchard
                                                 Chief Executive Officer
                                                 (Principal Executive Officer)


I, Ernest Cleave, certify pursuant to 18 U.S.C. Section 1350 that the Quarterly Report of Gold Run Inc. on Form 10-QSB for the fiscal quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Gold Run Inc.


Date: December 31, 2007

                                                /S/ Ernest Cleave
                                                -----------------
                                                Ernest Cleave
                                                Chief Financial Officer
                                                (Principal Financial Officer)